Exhibit H of Exhibit T3E


               RESTATED CERTIFICATE OF INCORPORATION

                              of

                         REEVES, INC.


          (Originally Incorporated on July 16, 1997 as Reeves
Holdings, Inc.)

          REEVES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law") as follows:

          FIRST:    The Corporation's name is Reeves, Inc.

          SECOND:   A petition for reorganization under Chapter
11 of the Bankruptcy Code, 11 U.S.C. SS 101 et seq., having been filed on November 20, 1997 in the United States Bankruptcy Court, Southern District of New York, and under the Amended Joint Plan of Reorganization dated January 12, 1998, as the same may be modified or amended, from time to time, and inter alia, Sections 1123 and 1129 of the Bankruptcy Code, 11 U.S.C. SS 1123 and 1129, in accordance with Section 303 of the General Corporation Law of the State of Delaware and pursuant to the order of said court dated March 10, 1998, this Restated Certificate of Incorporation restates and further amends the provisions of the Certificate of Incorporation of the Corporation.

          THIRD: The text of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:

          I.   Name.  The name of the corporation is Reeves, Inc.

          II. Address; Registered Office and Agent. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801; and its registered agent at such address is The Corporation Trust Company.

          III. Purposes. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation
Law.

          IV.  Capital Stock.

               A. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is three million (3,000,000) shares, consisting of (a) one million (1,000,000) shares of Class A Common Stock; and (b) two million (2,000,000) shares of Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the "Common Stock." All Class B Common Stock shall be subject to the Voting Trust Agreement.

               B.   Terms of Common Stock.  All shares of Common
Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

                    1. Voting Rights. The holders of shares of Common Stock shall have the following voting rights:

                         (a)  Each share of Class A Common Stock
     shall entitle the holder thereof to one vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

                         (b)  Each share of Class B Common Stock
     shall entitle the holder thereof to one vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

                         (c)  Except as otherwise required by
     applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    2.   Dividends and Distributions.  The
holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the board of directors of the Corporation (the "Board of Directors") from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section 4.2(b), the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock which occur after the first date upon which the Corporation has issued shares of either Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of Common Stock, the number of shares of Class A and Class B Common Stock payable per share of such class of Common Stock shall be equal in number.
The Corporation shall not declare or pay any dividends consisting of securities of the Corporation except as provided in the two immediately preceding sentences. Any shares of Class B Common Stock issued pursuant to this Section 4.2(b) shall be subject to the restrictions and requirements of that Voting Trust Agreement among the Corporation, holders of the Class B Common Stock and the Class B Voting Trustee named therein or its successor serving thereunder (the "Voting Trust Agreement").

                    3.   Exchange Rights of Class A Common Stock.

                                   (a)  Whenever a holder of the New
     Structurally Subordinated Notes receives shares of Class A Common Stock in accordance with the terms of the New Subordinated Indenture, such Class A Common Stock shall, immediately and without further action by the Corporation, for all purposes be deemed exchanged for Class B Common
     Stock and the Corporation shall, in furtherance of the foregoing and for ease of administration, upon request from such holder (or the trustee of the New Subordinated
     Indenture (the "Trustee") on behalf of such holder) and surrender of the certificate or certificates representing such Class A Common Stock, immediately issue a certificate for the same number of fully paid and non-assessable shares of Class B Common Stock. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class A Common Stock so exchanged to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the transfer agent of the Corporation (the "Transfer Agent") accompanied by a written notice of the holder of such shares (or the Trustee on behalf of such holder) stating that such holder (or the Trustee on behalf of such holder) desires to exchange such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Class B Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder, the Trustee or such holder's duly authorized attorney. Neither the holder nor the Trustee shall be required to pay any transfer or other tax in connection with such exchange. Any such taxes or any other fees or expenses in connection with such exchange shall be paid by the Corporation.

                         (b)  As promptly as practicable
     following the surrender for exchange of a certificate representing shares of Class A Common Stock in the manner provided in Section 4.2(c)(i), the Corporation will deliver or cause to be delivered on behalf of such holder to the Class B Voting Trustee under the Voting Trust Agreement, a certificate or certificates representing the number of full shares of Class B Common Stock issuable upon such exchange, issued in the name of the Class B Voting Trustee. Upon the date any such exchange is made or deemed effected, all rights of the holder of such shares as a holder of Class A Common Stock shall cease, and such holder shall (subject to the right of the Class B Voting Trustee pursuant to the Voting Trust Agreement) be treated as the holder of such shares of Class B Common Stock. The Corporation shall give effect to such exchange in connection with the setting of any record date for any stockholder action without regard to whether certificates for the Class B Common Stock issuable in connection with the exchange described above have actually been issued.

                    (c)  The Corporation shall at all times
     reserve and keep available, free of preemptive rights, out of its authorized but unissued Class B Common Stock, solely for the purpose of issuance and delivery upon the payment, pursuant to the New Subordinated Indenture, of Additional Interest and upon exchange of the outstanding shares of Class A Common Stock, the maximum number of shares of Class B Common Stock that may be issuable upon the payment, pursuant to the New Subordinated Indenture, of Additional Interest and upon the exchange of all outstanding shares of Class A Common Stock. If any shares of Class B Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class B Common stock may be issued, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class B Common Stock that shall be issued upon the payment, pursuant to the New Subordinated Indenture, of Additional Interest and upon exchange of Class A Common Stock will, upon issue, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

                         (d)  Shares of Class A Common Stock that
     are exchanged for shares of Class B Common Stock as provided herein shall continue to be authorized shares of Class A Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class A Common Stock shall be reissued except as expressly permitted by Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(e) of this Restated
     Certificate of Incorporation.

                         (e)  Except as provided in the first
     sentence of clause (i) of this Section 4.2(c), no shares of Class A Common Stock shall be convertible or converted into Class B Common Stock.

                    4. Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined. Any shares of Class B Common Stock issued pursuant to this Section 4.2(d) shall be subject to the Voting Trust Agreement.

                    5.   Options, Rights or Warrants.
Notwithstanding Section 4.2(g) hereof, the Corporation shall not issue any options, rights or warrants to acquire shares of Class B Common Stock. If the Corporation issues any options, rights or warrants to acquire shares of any class or classes of capital stock (other than Class B Common Stock) to holders of a class of Common Stock, then the Corporation shall simultaneously make an identical issuance to all holders of the other classes of Common Stock (including Class B Common Stock) other than to any class of Common Stock the holders of a majority of the outstanding shares of such class, voting as a separate class, determine that such issuance need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to issuances at the same rate per share and on the same terms. Any shares of Class B Common Stock issued pursuant to this Section 4.2(e) shall be subject to Section 1 of the Voting Trust Agreement.

                    6. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock and the Class B Common Stock treated as a single class.

                    7.   Restrictions on Issuance.  Other than
Additional Interest under the New Subordinated Indenture and as provided in Section 4.2(b), (c), (d) or (e) hereof, the Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock without the approval of the holders of a majority of the outstanding shares of Class B Common Stock. Any issuance or sale of shares of Class B Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Class B Common Stock) in violation of this Section 4.2(g) shall be null and void ab initio.

          V.   Certain Definitions.  As used in this Restated
Certificate of Incorporation, unless the context otherwise requires, the term:

          "Additional Interest" means the interest payable in the form of Common Stock pursuant to the New Subordinated Indenture upon the failure by the Corporation to redeem the New Structurally Subordinated Notes in full as of the second, third, fourth, fifth, sixth or seventh anniversaries of the Effective Date.

          "Affiliate" means, with respect to any Person, any other
Person controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Amended and Restated Tax Note" means the 13% note of the Corporation due November 15, 2004, to be issued to Fenchurch, Inc. in the aggregate principal amount of $1,250,000 included in the Plan Supplement relating to the Plan.

          "Bank Revolving Credit Facility" means the line of credit extended to Reeves Brothers, Inc. pursuant to that certain Credit Agreement dated as of November 6, 1997, among RBI, RII, General Electric Capital Corporation and the other Credit Parties and Lenders (each as defined therein) now or hereafter parties thereto, and any agreement governing indebtedness incurred to refinance or refund the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under the Bank Revolving Credit Facility, in each case, together with any notes, guarantees, collateral documents, hedge agreements, instruments and agreements executed from time to time in connection therewith.

          "Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

          "Base Period" means any period during which the Class A
Common Stock (other than Retained Class A Shares) constitutes a majority of the Common Stock outstanding.

          "Class A Common Stock" means the shares of Class A Common Stock, $.01 par value per share, of the Corporation, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class A Common Stock.

          "Class B Common Stock" means the shares of Class B Common Stock, $.01 par value per share, of the Corporation, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class B Common Stock.

          "Consulting Agreements" means the consulting agreements dated as of October 17, 1997 between James W. Hart, James W. Hart, Jr. and Douglas B. Hart, respectively, and SPA, and those two letter agreements dated the effective date of the Plan and October 17, 1997, respectively, and executed in connection with such consulting agreements by the same parties and filed with the court prior to the hearing on confirmation of the Plan.

          "Effective Date" means the effective date of the Amended Joint Plan of Reorganization of Reeves Industries, Inc. and the Corporation, dated January 12, 1997 under Chapter 11 of the United States Bankruptcy Code, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

          "Employment Agreements" means the consulting agreements dated as of October 17, 1997 between James W. Hart, James W. Hart, Jr. and Douglas B. Hart, respectively, and SPA, and those two letter agreements dated the effective date of the Plan and October 17, 1997, respectively, and executed in connection with such consulting agreements by the same parties and filed with the court prior to the hearing on confirmation of the Plan.

          "Hart Associate" means (a) James W. Hart, Sr., James W. Hart, Jr., Douglas B. Hart or Jennifer Fray or any member of the immediate family of any of James W. Hart, Sr., James W. Hart, Jr., Douglas B. Hart or Jennifer Fray (all of such individuals and such members of their immediate families are collectively referred to as the "Harts") (b) any corporation or organization (other than the Corporation or any of its subsidiaries) of which a Hart is an executive officer or partner or of which a Hart is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or (c) any trust or other estate in which a Hart has a beneficial interest or as to which a Hart serves as trustee or in a similar capacity. For the purposes of this definition, a Person's "immediate family" includes that Person's spouse, parents, children, siblings, mothers and fathers-in-law, daughters and sons-in-law and brothers and sisters-in-law.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or (c) for the payment of money relating to the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with Generally Accepted Accounting Principles; (ii) obligations under reimbursement agreements of such Person with respect to letters of credit; (iii) obligations of such Person with respect to any swap agreement, collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates, currency exchange rates, or other prices; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that (a) such Person has guaranteed, directly or indirectly, in any manner, (b) have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise therefor) or (c) are otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability; provided, however, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Indebtedness shall not include (A) liabilities arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Corporation or any Subsidiary pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Corporation (other than guarantees or similar credit support by the Corporation or any Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or Indebtedness relating to any sale and leaseback transaction), so long as the maximum aggregate liability in respect of the foregoing permitted pursuant to this clause (A) shall at no time exceed the net cash proceeds actually received from the sale of such business, assets or Subsidiary; (B) any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by a Person arising in the ordinary course of business of such Person in connection with the acquisition of goods and services and any other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property acquired in the ordinary course of business; (C) liabilities arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business (exclusive of obligations for the payment of money borrowed); or (D) liabilities in respect of performance bonds provided by the Corporation or its Subsidiaries in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, (y) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (z) in the case of Indebtedness of others secured by a lien to which the property or assets owned or held by such Person is subject but which is otherwise nonrecourse to such Person, the lesser of the fair market value at such date of any assets subject to a lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "Investor Director" means a director designated for election to the Board of Directors by the Investors pursuant to the Stockholders Agreement.

          "Investors" means the Persons listed on Schedule I to the Stockholders Agreement, together with their permitted transferees.

          "New Senior Indenture" means the Indenture for the New
Senior Notes, between RII and IBJ Schroder Bank & Trust, as trustee, as the same may be amended, supplemented or modified from time to time.

          "New Senior Notes" means the 11% Senior Notes of RII in the aggregate principal amount of $75,500,000, due [November 15, 2002], issued pursuant to the New Senior Indenture.

          "New Structurally Subordinated Notes" means the 13%
Senior Notes of the Corporation, due November 15, 2004 and issued pursuant to the New Subordinated Indenture.

          "New Subordinated Indenture" means the Indenture for the New Structurally Subordinated Notes of the Corporation, between the Corporation and First Trust National Association, as trustee, as the same may be amended, supplemented or modified from time to time.

          "NOLs" means "net operating loss carryovers" within the meaning of Section 172 of the Internal Revenue Code of 1986, as amended.

          "Plan" means the Amended Joint Plan of Reorganization of RII and the Corporation, dated January 12, 1998 under Chapter
11 of the United States Bankruptcy Code, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

          "RBI" means Reeves Brothers, Inc., a Delaware corporation.

          "RII" means Reeves Industries, Inc., a Delaware corporation.
          "SPA" means Reeves S.p.A., an Italian corporation.


          "Stockholders" means stockholders of the Corporation.

          "Stockholders Agreement" means the Stockholders
Agreement among the Corporation and the stockholders of the Corporation named therein.

          "Subsidiary" means, with respect to any Person, any corporation or other entity directly or indirectly controlled by such Person or in which such Person owns more than 50% of the outstanding common stock or other equity securities of such Person.

          "Tax Allocation Agreements" means, collectively (a) the tax allocation agreement dated as of the first day of May 1986 entered into by and among Schick Incorporated (later renamed Hart Holding Company), Newreeveco, Inc. (later renamed Reeves Industries, Inc.), RBI, Cinderella Knitting Mills, Inc., and Turner Trucking Company (later renamed Turner Freight Systems, Inc.), effective for taxable periods through December 31, 1991, as amended by agreement dated November 5, 1997 and (b) the tax allocation agreement effective as of the first day of the consolidated return year beginning January 1, 1992, by and among Hart Holding Company Incorporated (later renamed Fenchurch, Inc.), Fenchurch, Inc. (subsequently merged into Hart Holding Company Incorporated), RII, RBI, Turner Freight Systems, Inc., Reeves Penna, Inc., A.R.A. Manufacturing Company, Hart Investments Properties Corporation, Hart Capital Corporation and Reeves Holdings, Inc., as amended on November 21, 1995, and as further amended by agreement made and entered into as of November 5, 1997.

          "Transfer" means any transfer, sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of security interest, lien or trust (voting or otherwise) or other encumbrance or other disposition of any Common Stock or interest therein; provided that the issuance of Class B Common Stock pursuant to the New Subordinated Indenture shall not be deemed to be a Transfer. "Transferor" and "Transferee" have correlative meanings and, in addition, shall mean any Person who, in the case of a Transferor, issues securities and, in the case of a Transferee, acquires securities so issued.

          VI. Stockholder Approvals Required for Certain Action by the Corporation. Notwithstanding that a lesser or no vote of the Stockholders may be required by law, and in addition to any vote of Stockholders that may be required by law or this Restated Certificate of Incorporation, the following actions if taken during the Base Period but only so long as the Investors, in the aggregate, hold more than 10% of the Common Stock outstanding and any of the New Senior Notes or the New Structurally Subordinated Notes remain outstanding, shall require the approval of Stockholders holding not less than 85% of the shares of Common Stock outstanding (80% if Additional Interest has been paid on the second anniversary of the Effective Date):

               A.   any  merger of the Corporation or a
Subsidiary, consolidation of the Corporation or a Subsidiary, recapitalization of the Corporation or a Subsidiary, other form of business combination by the Corporation or a Subsidiary, sale of all or any substantial assets by the Corporation or a Subsidiary or any liquidation, winding up or dissolution of the Corporation or any of its Subsidiaries, unless all of the net proceeds of such transaction (other than all necessary reserves for liabilities or contingent liabilities) will be used to (i) permanently retire all or any portion of the Indebtedness outstanding under the Bank Revolving Credit Facility, and/or (ii) redeem all or any portion of the (x) New Senior Notes and/or (y) New Structurally Subordinated Notes;

               B. any creation, incurrence or assumption of Indebtedness by the Corporation or any of its Subsidiaries in excess of an aggregate of $10,000,000 at any time outstanding, unless all of the net proceeds from the creation, incurrence or assumption of such Indebtedness are used to redeem outstanding New Senior Notes and/or New Structurally Subordinated Notes;

               C.   any acquisition of any business, assets
(other than the procurement of supplies, machinery and equipment in the ordinary course of business), capital stock, equity interest or other security of, or other investment in, any Person or Persons, in each case, by the Corporation or any of its Subsidiaries, in any transaction or transactions (whether or not related), if the aggregate consideration paid in any calendar year exceeds $5,000,000, but without carrying over any unutilized portion of such $5,000,000 to any subsequent year;

               D.   any issuance by the Corporation of any
capital stock of the Corporation (other than as Additional Interest under the New Subordinated Indenture or as provided by section 4.2(c) hereof), or the issuance of any option, warrant, put, call, convertible security or other arrangement of any kind to purchase or otherwise receive from the Corporation any such securities, except where all of the net proceeds of such issuance will be used to (i) to retire permanently all or any portion of the Indebtedness outstanding under the Bank Revolving Credit Facility, and/or (ii) redeem all or any portion of the outstanding (x) New Senior Notes and/or (y) New Structurally Subordinated Notes; provided, however, that any issuance by the Corporation of any Class B Common Stock to any Person (other than an Investor or the Permitted Transferee of an Investor who is not a Hart Associate) shall also require the approval of the holders of a majority of the outstanding Class B Common Stock;

               E.   any issuance by any Subsidiary of the
Corporation of any capital stock of such Subsidiary, or the issuance of any option, warrant, put, call, convertible security or other arrangement of any kind to purchase or otherwise receive from any Subsidiary of the Corporation any such securities (other than issuances by a wholly-owned Subsidiary of the Corporation to the Corporation or another wholly-owned Subsidiary);

               F. any amendment to this Restated Certificate of Incorporation (including resolutions of the Board of Directors setting forth the terms of any new class or series of capital stock or any change in par value of any existing class or series of capital stock) or the By-laws of the Corporation or any of its Subsidiaries;

               G. any transaction or series of transactions by the Corporation or a Subsidiary of the Corporation, on one hand, and an Affiliate of the Corporation or a Subsidiary of the Corporation or a Hart Associate, on the other hand, other than for (i) the performance of the Employment Agreements and the Consulting Agreements, (ii) payments made pursuant to the Tax Allocation Agreement or the Amended and Restated Tax Note and
(iii) transactions between or among any of the Corporation and its wholly-owned Subsidiaries;

               H. any issuance or Transfer of capital stock of the Corporation or any of its Subsidiaries, if as a result of such issuance or Transfer, (i) the payment of Additional Interest at the then maximum levels set forth in the New Subordinated Indenture would result in a limitation on the use of the Corporation's and any of its Subsidiaries' "net operating loss carryovers" within the meaning of Section 172 of the Internal Review Code of 1986, as amended ("NOLs"), or (ii) such issuance or transfer would result in a limitation on the use of the Corporation's or any of its Subsidiaries' NOLs; or

               I. the entry into any agreement or arrangement to do any of the foregoing.

          VII. Special Approval for Bankruptcy Filing.
Notwithstanding that a lesser or no vote of the Board of Directors may be required by law, and in addition to any vote of the Board of Directors that may be required by law or this Restated Certificate of Incorporation, the Corporation shall not authorize the filing by the Corporation or consent by the Corporation to relief under any Bankruptcy Law unless (i) there shall be at least one Investor Director in office, unless such Investor Director has resigned and no successor Investor Director has been appointed, and (ii) such authorization or consent is unanimously approved by the Board of Directors.

         VIII. Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

          XI. Indemnification. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving, while a director or officer of the Corporation, as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 9.


               IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the Corporation, which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, has been executed by _______________________, acting in his capacity as ___________________ of the Corporation, this ___th day of _____________, 1998.


                              REEVES, INC.


                              __________________________________
                              Name:
                              Office:



          [PWRW&G Draft 3/6/98]


                         BY-LAWS

                            of

                         REEVES, INC.


                    (A Delaware Corporation)

                    ________________________



                            ARTICLE 1

                           DEFINITIONS

          As used in these By-laws, unless the context otherwise requires, the Term:

          "Assistant Secretary" means an Assistant Secretary of the Corporation.

          "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

          "Board" means the Board of Directors of the Corporation.

          "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

          "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

          "Chairman" means the Chairman of the Board of Directors of the Corporation.

          "Class A Common Stock" means the shares of Class A Common Stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class A Common Stock.

          "Class B Common Stock" means the shares of Class B Common Stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class B Common Stock.

          "Common Stock" means the Class A Common Stock and Class
B Common Stock, collectively.

          "Company" or "Corporation" means Reeves, Inc.

          "Directors" means directors of the Corporation.

          "Entire Board" means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

          "General Corporation Law" means the General Corporation
Law of the State of Delaware, as amended from time to time.

          "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General
Corporation Law to the contrary notwithstanding.

          "President" means the President of the Corporation.

          "Secretary" means the Secretary of the Corporation.

          "Stockholders" means stockholders of the Corporation.

          "Stockholders Agreement" means that certain
Stockholders Agreement, dated as of [____________] among the Company and the Stockholders named therein.

          "Treasurer" means the Treasurer of the Corporation.

          "Vice President" means a Vice President of the Corporation.

                           ARTICLE 2

                         STOCKHOLDERS

          2.1 Place of Meetings. Every meeting of Stockholders shall be held at the Office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

          2.2 Annual Meeting. The annual meeting of the Stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held in such place within or without the State of Delaware at such hour and on such business day in May or June or as may be specified in the notice of meeting.

          2.3 Deferred Meeting for Election of Directors, Etc. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held within the months specified in Section 2.2 hereof, the Board shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

          2.4 Other Special Meetings. A special meeting of Stockholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute, may be called at any time by the Board, the President, the Secretary or Stockholders holding more than 10% of the outstanding Common Stock. At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof.

          2.5 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause
(a)(iii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

               2.5.1  the record date for determining
     Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

               2.5.2  the record date for determining
     Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

               2.5.3  the record date for determining
     Stockholders for any purpose other than those specified in Sections 2.5.1 and 2.5.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation's registered office in accordance with Section 2.5.2 shall be by hand or by certified or registered mail, return receipt requested.

          2.6 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 2.5 and 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          2.7 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

          2.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The Corporation shall maintain the Stockholder list in written form or in another form capable of conversion into written form within a reasonable time. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

          2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. If the adjournment is for 30 days or longer, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          2.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 2.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, the Certificate of Incorporation or these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Upon the demand of any Stockholder entitled to vote, the vote at any election of Directors, or the vote upon any question before a meeting, shall be by ballot; but otherwise the method of voting shall be discretionary with the presiding officer at the meeting. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of shares voted at any time prior to the meeting.

          Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy; but no proxy shall be voted on after 3 years from its date, unless such proxy provides for a longer period. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary at any time prior to the meeting.

          A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          2.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any Stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

          2.12 Organization. At each meeting of Stockholders, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          2.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          2.14 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.14, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that the requisite number of consents were delivered to the Corporation pursuant to this Section 2.14.

                         ARTICLE 3
                         Directors

          3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, these By-laws or the Stockholders Agreement, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation, these By-laws or the Stockholders Agreement or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not inconsistent with the Stockholders Agreement and are not required, by these By-laws, the Certificate of Incorporation, the Stockholders Agreement or by statute, to be exercised and performed by the Stockholders.

          3.2 Number; Qualification; Term of Office. The Board shall consist of four members. Directors need not be Stockholders. Each Director shall hold office until a successor is elected and qualified or until the Director's death, resignation or removal.

          3.3 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected annually by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote in the applicable election. If for any reason any annual election of Directors shall not be held on the day designated by these By-laws, the Directors shall cause such election to be held as soon thereafter as convenient. Except as otherwise provided by law, the term of office of each Director shall be from the time of his election and qualification until the annual meeting of Stockholders next succeeding his election and until his successor shall have been duly elected and shall have qualified.

          3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors with or without cause, may be filled by the affirmative vote of a majority of the Entire Board, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a meeting of Stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until a successor is elected and qualified, or until the Director's earlier death, resignation or removal.

          3.5 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

          3.6  Removal.  Subject to the provisions of Section
141(k) of the General Corporation Law, any or all of the Directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at the election of the Director.

          3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

          3.8 Times and Places of Meetings. Except as otherwise determined by the Board, all special and regular meetings of the Board shall be held at the principal office of the Corporation. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

          3.9 Annual Meetings. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

          3.10 Regular Meetings. The Board shall hold regular meetings at least quarterly and shall send a written notice of each regular meeting to each Director at least ten business days' prior to such regular meeting.

          3.11 Special Meetings. Special meetings of the Board may be called at any time on at least three business days' prior notice by the President or a majority of the Directors.

          3.12 Telephone Meetings. Members of the Board or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

          3.13 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in
Section 3.14 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

          3.14 Notice Procedure. Whenever notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or personally to such Director by telephone, telegram, telex, telecopy or similar means addressed to such Director at such Director's address, telephone number or telecopier number as it appears on the records of the Corporation. All actions by the Board or any committee thereof shall be reflected in the minutes of such meeting.

          3.15 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

          3.16 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman the President, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

          3.17 Quorum of Directors. A quorum of any meeting of the Board shall require the presence of a majority of the authorized number of Directors (including vacancies and unfilled newly-created directorships). No action at any meeting may be taken by the Board unless a quorum is present. No resolution, action or decision required or permitted to be taken, adopted or made by the Board shall be so taken, adopted or made without a vote of a majority of all Directors present.

          3.18 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

          3.19 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                         ARTICLE 4

                    COMMITTEES OF THE BOARD

          The Board may by resolution passed by a vote of the Entire Board designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid and to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under section 251 or section 252 of the General Corporation Law, recommending to the Stockholders (a) the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or (b) a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article 3 of these By-laws.

          No action by any committee of the Board shall be valid unless (i) taken at a meeting for which notice is given in the same manner as provided in Article 3 of these By-laws has been duly given to, or waived by, the members of such committee or
(ii) effected by an action by written consent signed by each of the members of such committee. Any such notice of meeting shall include a description of the general nature of the business to be transacted at the meeting.

                         ARTICLE V.

                         OFFICERS

          5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

          5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

          5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

          5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.
The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

          5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          5.6 Chairman. The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

          5.7 President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of the Stockholders and of the Board at which the Chairman is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

          5.8 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

          5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall have charge of the stock certificate book, transfer book and stock ledger, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

          5.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

          5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President. In the absence or inability of the Secretary or Treasurer to act, any Assistant Secretary or Assistant Treasurer may perform all of the duties and exercise all the powers of the Secretary and Treasurer, respectively.

          5.12 Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board.

          5.13 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any Director.

                         ARTICLE 6

          CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

          6.2  Loans.  The Board may prospectively or
retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

          6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

          6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                         ARTICLE 7
                    STOCK AND DIVIDENDS

          7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

          7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

          7.4  Lost, Destroyed, Stolen and Mutilated
Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

          7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

          7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

          7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the
Board:

               7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

               7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

               7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                         ARTICLE 8

               INTERESTED DIRECTORS AND OFFICERS

          No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the Stockholders.

          Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                           ARTICLE 9.

                         INDEMNIFICATION

          9.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor (an "Indemnitee"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving, while a Director or officer of the Corporation, as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 9.

          9.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that such expenses incurred by or on behalf of any Director or officer or other person shall be paid in advance of the final disposition of a Proceeding, if required by the General Corporation Law, only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

          9.3  Rights Not Exclusive.  The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          9.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 9 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving, while a Director or officer of the Corporation and at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article 9, the Certificate of Incorporation or under section 145 of the General Corporation Law or any other provision of law.

          9.6 Binding Effect. The provisions of this Article 9 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 9 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Article 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          9.7 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          9.8 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity
(a) with respect to another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) with respect to any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

          9.9 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                          ARTICLE 10

                      BOOKS AND RECORDS

          10.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          10.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          10.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time under what conditions and regulations the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

                         ARTICLE 11

                           SEAL

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                         ARTICLE 12

                         FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

                         ARTICLE 13

                    PROXIES AND CONSENTS

          Unless otherwise directed by the Board and subject to the terms of the Stockholders Agreement, the Chairman, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                         ARTICLE 14

               PREDOMINANCE OF STOCKHOLDERS AGREEMENT

          Every provision of the By-laws shall be construed so as to permit full application of and give full effect to the provisions of the Stockholders Agreement. In the event that the terms of these By-laws shall conflict with any provision of the Stockholders Agreement, the terms of such Stockholders Agreement shall prevail.